EXHIBIT 7

                        CONSENT OF PRICE WATERHOUSE, LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 of our reports dated February 11, 1998 and May 24, 1996, relating to the financial statements of Phoenix Life and Annuity Company and the Statutory basis financial statements of Savers Life Insurance Company of America, respectively, which appear in such Prospectus.

/s/ Price Waterhouse LLP


PRICE WATERHOUSE LLP
Hartford, Connecticut
April 28, 1998